                                                                   EXHIBIT 10.30
                                   February 17, 1997


Mr. Sid Barens
President, Local Union 603
United Steel Workers of America
[finish address]

Dear Sid:

     During the recently concluded negotiations for a new Collective Labour Agreement, the parties discussed conducting, on the Acton plant premises, local elections among those employees of the Company who are covered by the Collective Labour Agreement. As discussed, every three (3) years the Union may conduct local elections on the Acton plant premises provided: 1) the Union obtains written permission from the Company's General Manager not less than two weeks in advance of the desired election date and time; 2) the use of the plant premises is for the sole purpose of actual voting by Company employees; and 3) the use of the plant premises does not, in any way, interfere with Company operations.

                                   Sincerely,



                                   Gary Ball
                                   Vice President of Operations

                                  COLLECTIVE
                                    LABOUR
                                   AGREEMENT
                                  1996 - 2001
--------------------------------------------------------------------------------
                                    between



                              ABTCO CANADA LIMITED
                                  ACTON PLANT

                                      and

                              UNITED STEELWORKERS
                                   OF AMERICA

                       Local 603, A.F.L. - C.I.O - C.L.C.

                               TABLE OF CONTENTS
                               -----------------


                                                                            PAGE
                                                                            ----
ARTICLE 1 DEFINITIONS....................................................    1

ARTICLE 2 VALIDITY OF CLAUSES............................................    2

ARTICLE 3 COMPANY RECOGNITION............................................    2

ARTICLE 4 UNION RECOGNITION OF JURISDICTION..............................    2

ARTICLE 5 PROBATIONARY PERIOD............................................    3

ARTICLE 6 CONTRACTS......................................................    4

ARTICLE 7 OBLIGATIONS....................................................    4

ARTICLE 8 HOURS OF WORK..................................................    6

ARTICLE 9 OVERTIME RATES & PREMIUM COMPENSATION..........................    7

ARTICLE 10 VACATIONS.....................................................   10

ARTICLE 11 RECOGNIZED HOLIDAYS...........................................   13

ARTICLE 12 CLASSIFICATIONS AND RATES.....................................   14

ARTICLE 13 SENIORITY.....................................................   14

ARTICLE 14 TRANSFERS.....................................................   15

ARTICLE 15 PROMOTIONS....................................................   16

ARTICLE 16 DEMOTIONS.....................................................   17

ARTICLE 17 LATERAL MOVES.................................................   18

ARTICLE 18 LAY-OFFS......................................................   18

ARTICLE 19 JOB POSTING...................................................   19

ARTICLE 20 GRIEVANCE PROCEDURE...........................................   20

ARTICLE 21 UNION COMMITTEE...............................................   23

ARTICLE 22 HEALTH AND SAFETY.............................................   24

ARTICLE 23 NOTICE BOARDS.................................................   25

ARTICLE 24 LEAVE OF ABSENCE..............................................   25

ARTICLE 25 DURATION OF AGREEMENT.........................................   26

"APPENDIX A" STANDARD HOURLY WAGE RATES..................................   28

APPENDIX "B" 12 HOUR SHIFT SCHEDULE......................................   31

APPENDIX "C" SUMMARY of BENEFITS*........................................   33

                                   ARTICLE 1
                                   ---------

                                  DEFINITIONS
                                  -----------

1.01 COMPANY - ABTCO Canada Limited with respect only to its plants located at
     -------
     Halton Hills (Acton), Ontario.

1.02 UNION -  United Steelworkers of America, Local 603, A.F.L. - C.I.O. -
     -----
     C.L.C.

1.03 EMPLOYEE(S) - Any person who is actively at work for the Company whose job
     -----------
     places him within the bargaining unit as defined (See Section 4.02) and who has completed the probationary period (See Section 5.01). Status as an employee shall be lost for any one of the following reasons:

     a)   If an employee quits.

     b)   If an employee is discharged for just cause.

     c)   If an employee is laid off (See article 18).

     d) If an employee fails to report to work following termination of authorized leave of absence unless granted further leave of absence by the Company or unless employee can give a valid and acceptable reason for not reporting on the specified day. If a former employee is rehired within 12 months of his loss of status, he will be reinstated as an employee immediately without probationary period.

1.04 ABILITY - The word "ability" wherever used in this Agreement means
     -------
     training, and efficiency.

1.05 PLANT SENIORITY - The period of time during which the employee has been
     ---------------
     actively employed in the plant without any of the interruptions which cause loss of seniority as specified in Section 13.04, less any time spent on lay off during this period in excess of ninety (90) consecutive working days. Plant seniority is accumulated during periods of lay off for up to one year or for a period of time equivalent to the length of his service, whichever is shorter.

1.06 DEPARTMENT SENIORITY - That part of the employee's plant seniority which
     --------------------
     has been spent in any one department (See Section 13.06 and 14.02).

1.07 JOB SENIORITY - That part of the employee's department seniority which has
     -------------
     been spent on any job in that department.

1.08 "ABILITY AND SENIORITY" and/or "SENIORITY AND ABILITY" have the same
     ---------------------           ---------------------
      meaning when used in this Agreement.

                                   ARTICLE 2
                                   ---------

                              VALIDITY OF CLAUSES
                              -------------------

2.01 Any provision of this Agreement which may be or may become in conflict with present or future provisions of Federal or Provincial laws, or orders-in Council by same, becomes by that fact null and void without affecting the validity of the remainder of the present Agreement.

                                   ARTICLE 3
                                   ---------

                              COMPANY RECOGNITION
                              -------------------

3.01 The Union recognizes that the Company retains all the customary and normal functions of Management except as they are expressly restricted by the terms of the Agreement.

                                   ARTICLE 4
                                   ---------

                        UNION RECOGNITION & JURISDICTION
                        --------------------------------

4.01 (a) The Company recognizes the Union for the purposes of collective bargaining as the sole bargaining agency, with respect to all articles included in this Agreement, for all of its employees except those excluded from the bargaining unit (Section 4.02) during the currency of this Agreement.

     (b) Where the masculine pronoun is used herein, it shall mean and include the feminine pronoun where the context so applies.

4.02 The present Agreement applies to all persons with employee status except:

     (a)  Foreman and persons above the rank of foreman.

     (b)  Office staff.

     (c)  Sales staff.

     (d)  Technology department.

4.03 Employees outside the bargaining unit will not perform work that is normally done by employees within the bargaining unit. However, this Agreement cannot be construed to prohibit them from doing work for purposes of instruction, experimentation or research or in the case of an emergency, provided a lay-off of bargaining unit employees does not result.

4.04 Any employee who is a member of the Union in good standing shall, as a condition of employment, maintain his membership to the extent of paying membership dues. Any person hired as a new employee and any employee who is hereafter transferred into the Bargaining Unit, shall make application for membership in the Union on the date of employment or transfer and shall, as a condition of employment, maintain his membership in the Union to the extent of paying membership dues.

4.05 a) The Company shall deduct from the pay of each member of the bargaining unit, weekly, such union dues, fees and assessments as authorized by the Constitution of the Union.

     b) The Company shall remit the amounts so deducted, prior to the fifteenth (15th) day of the month following, by cheque, as directed by the Union, payable to the International Treasurer.

     c) The monthly remittance shall be accompanied by a statement showing the name of each employee from whose pay deductions have been made and the total amount deducted for the month. Such statements shall also list the names of the employees for whom no deductions have been made and the reasons why, along with any forms required by the International Union.

     d) The Union shall indemnify and save the Company harmless from any claims, suits, judgments, attachments and from any other form of liability as a result of the Company making any deductions in accordance with the foregoing authorizations and assignments and the Union shall refund direct to all employees from whom a wrongful deduction was made.

4.06 If any employee works less than 40 hours in any one month he shall not be required to pay Union dues for that month unless this policy is changed by the constitution of the United Steelworkers of America.


                                   ARTICLE 5

                              PROBATIONARY PERIOD
                              -------------------

5.01 All employees will be on probation for the first 480 normal working hours of their employment accumulated during a nine (9) month period. The exception to the above being maintenance department personnel who will be on probation for the first 720 normal working hours of their employment accumulated during a nine (9) month period.

5.02 The Company has the right to terminate an employee on probation without recourse on the part of the Union and any such termination cannot constitute a grievance provided that this right shall not be used for the purpose of discrimination against said employee under the Ontario Human Rights Code or for Union activity.

                                   ARTICLE 6
                                   ---------

                                   CONTRACTS
                                   ---------

6.01 The Union recognizes that this Agreement cannot be construed to affect contracts or sub-contracts that the Company may award to have work done, nor limit the Company's right to make such contracts or sub-contracts. The Company will recall all laid off Bargaining Unit employees who have the proven skills to perform the proposed contract work prior to using outside sources.

                                   ARTICLE 7
                                   ---------

                                  OBLIGATIONS
                                  -----------

7.01 The Union will not engage in Union activities during working hours or hold meetings at any time on the premises of the Company without the permission of the Plant Manager or his representative.

7.02 The Union and the Company agree that there shall be no strikes, slowdowns or lockouts during the currency of this Agreement.

7.03 Should operations cease due to any cause whatsoever, the property of the Company will be maintained in operating condition by the continuance at work of up to seven (7) employees as required. It is also agreed that at no time will the Union exercise either directly or indirectly interference or coercion with a view to preventing employees of the Company who are not covered by this Labour Agreement from entering Company property.

7.04 (a) When a shift begins, each employee is required to be at his place. At the end of a shift, no employee is to leave his place until his replacement has reported to take on the responsibility of the job unless said employee can provide an acceptable reason prior to leaving as to why he cannot remain on the job until his replacement arrives. In this event, all machines will be maintained on a productive basis by the crew on hand. If an employee is required to remain at his place, the foreman will obtain a relief as soon as possible.

     (b) The Company will pay, upon submission of a receipt, for transportation, when necessary, for employees who are required to remain on duty, pending the arrival of their replacements, to a maximum of $15.00 for employees living outside the municipality of Acton and $5.00 for employees living in the municipality of Acton.

7.05 Employees covered by this Agreement shall be entitled to life, disability, and medical benefits as summarized in Appendix "C".

7.06 Written warning notices and suspensions which are to become part of the employee's record shall be presented to the employee in the presence of the steward or chief steward whenever possible. In the event neither of the above are available a member of the bargaining unit shall be present. It is agreed that written notices not repeated within a one year period will be canceled. Disciplinary notices and suspensions relating to acts of insubordination that are not repeated within a three year period will be canceled.

7.07 When an employee is discharged the Company agrees to notify him that he may see his Union Steward or an officer of the Union prior to his leaving the premises if he so requests. It is understood that once the employee leaves the premises he may not return without permission from the Company.

7.08 It is agreed that Part XI, Pregnancy and Parental Leave, of the Employment Standards Act, 1990, forms part of this Agreement.

7.09 Should an employee become incapacitated either by age, sickness or injury, and is no longer capable of performing his regular job, as certified by a doctor approved by the Company, the Company shall endeavor to place such employee in another job which he is capable of performing, the job not being higher than his existing classified rate and in accordance with Articles 14, 16 and 17. If no such job is available, the employee will be laid off or if eligible, retired.

7.10 Only the operator shall change the running condition of any production line, but, Maintenance personnel may be required from time to time, in conjunction with the Operator, to change the settings and/or running condition of any production extruder.

7.11   Employees will have the option of contributing to the Union Humanity
       Fund.

7.12 COMPANY SAFETY SHOE POLICY: The Company may pay for Safety Shoe purchase according to the following schedule:

       Maintenance Personnel - Two (2) pair per year on an as needed basis. All Other Personnel - One (1) pair per year

       Upon Signing of the New Labour Contract       $80.00/pair
       November 1, 1998                              $85.00/pair
       November 1, 2000                              $90.00/pair

7.13 The Company will provide pension benefits as set forth in the ABT CANADA LIMITED PENSION PLAN, JANUARY 1, 1996, which is fully incorporated herein by reference. The plan, which will include employee and Company contributions, is effective January 1, 1997. Company contributions may be invested in the same investment options as the employee contributions.


                                   ARTICLE 8
                                   ---------

                                 HOURS OF WORK
                                 -------------

8.01   (a)  Nothing contained in this Agreement in general or in this Article in particular, can be construed to indicate that the Company guarantees hours of work per day or days of work per week.

       (b) The normal hours of work for all employees either on a rotating or non rotating basis as per established schedule shall be 8 hours per day, 40 hours per calendar week.

8.02 The standard starting time for day shift employees shall not be before 7:00 a.m. and the standard quitting time shall not be later than 5:30 p.m. Not over one hour, without pay will be allowed for lunch.

8.03 The standard starting and quitting time for rotating shift employees will be:

               12:00 midnight  to  8:00 a.m.
               8:00 a.m.  to  4:00 p.m.
               4:00 p.m.  to  12:00 midnight

8.04 The Company will advise the President or Vice-President of the Union of changes in hours of work and shifts when possible 72 hours but not less than 48 hours before making them effective.

8.05 All rotating shift employees will be allowed a lunch period not in excess of 20 minutes which will be scheduled so as to maintain production and at a time mutually convenient to the employee and the Company. No employee will be required to work longer than 5 consecutive hours without an eating period.

8.06 When possible, employees from distribution or maintenance who are scheduled to work on weekends or vacation shutdown will be allowed a lunch period not in excess of twenty (20) minutes which will be scheduled at a time mutually convenient to the employee and the Company. No employee will be required to work longer than five (5) consecutive hours without an eating period.

                                   ARTICLE 9
                                   ---------

                     OVERTIME RATES & PREMIUM COMPENSATION
                     -------------------------------------

9.01   (a)  overtime rates shall be paid only to employees who are working additional hours at the request of the Company and shall not be paid for such extra hours which have been exchanged at the request of employees for their own convenience.

       (b) Overtime work shall be divided as equitably as possible among all employees capable of performing the work at the rate the job entails.

       (c) An employee may be excused from working overtime provided another qualified employee is available to do the work required.

       (d) There will be no pyramiding of overtime pay, or any other add-on or premium rate of pay.

9.02   (a)  Employees will be paid overtime compensation for all work performed in excess of eight (8) consecutive hours on the basis of one and one-half times their classified rate of pay.

       (b) Employees working a seven (7) day schedule will be paid overtime compensation for all work performed on their scheduled first and second days of rest on the basis of one and one-half times their classified rate of pay. Work performed on their scheduled third day of rest will be compensated on the basis of two times their classified rate of pay.

       (c) Employees working on a five (5) day schedule or on non-rotating shifts will be paid overtime compensation for all work performed on Saturday on the basis of one and one-half times their classified rate of pay.

       (d) Employees working on a five (5) day schedule or on non-rotating shifts will be paid overtime compensation at two (2) times their classified rate of pay when they are requested to work between midnight Saturday and midnight Sunday.


       (e) An employee who is required to work weekend overtime and who returns to work after eight (8) hours off will receive two (2) hours of additional pay at their classified rate provided the employee completes both shifts.

9.03 It is agreed that when the Company requires a rotating shift employee to change his shift at other than the scheduled rotation time, with less than 16 hours elapsed time between his normal quitting time, and the beginning of his new schedule he will be paid time and one-half his classified rate for all hours worked on the first shift of the new schedule.

9.04 Compensation at double time the employee's classified rate shall be paid to all employees requested to work during the twenty-four (24) hour period from midnight of the day before and midnight of the day celebrated as a holiday recognized by this Agreement in addition to the holiday pay.

9.05   (a)  Compensation at one and one-half times the employee's classified rate shall be paid to all employees who are required to return to do other than scheduled overtime work at other than their regular hours provided such non-scheduled work involves an extra trip to the plant. Subject to his proviso they still receive no less than two hours pay at one and one-half times their classified rate.

       (b) It is agreed that an allowance of $10.00 will be given to each employee, when called in to work for non scheduled overtime, and who lives over ten (10) miles from the plant.

       (c) Employees who are called in to work prior to the start of their scheduled shift will be paid one and one-half times their classified rate for time worked prior to the start of their scheduled shift.

9.06 Employees working on the 4:00 p.m. to midnight shift will be paid the following shift premium effective with the first payroll period on or after:

          Upon Signing New Contract           $0.32/hour
          November 1, 1997                    $0.34/hour
          November 1, 1998                    $0.36/hour
          November 1, 1999                    $0.38/hour
          November 1, 2000                    $0.40/hour

9.07 Employees working on the midnight to 8:00 a.m. shift will be paid the following shift premium effective with the first payroll period on or after:

          Upon Signing New Contract           $0.57/hour
          November 1, 1997                    $0.58/hour
          November 1, 1998                    $0.59/hour
          November 1, 1999                    $0.60/hour
          November 1, 2000                    $0.61/hour

9.08 All employees reporting for scheduled work unless a contrary order from the foreman has been given, will receive five (5) hours pay at his classified rate, provided that the causes for no work being available are within the Company's control. It is understood that the employee may be supplied with alternate work provided the employee has no job related limitations and is qualified to perform the work that is provided.

9.09 It is agreed that when an employee is assigned to work in a job paying a higher rate than his own, he shall be paid the higher rate while occupying the said higher rated job.

9.10 It is agreed that when an employee is assigned at the convenience of the Company, to work in a lower rated job, he will be paid his normal classified rate except when transferred due to reduction of the work force or inability to perform the work.

9.11 In the event an employee is displaced from his regular job as a result of automation, he will be transferred in accordance with Article 16, 17 or 18.

9.12 In the event of a death of a member of an employee's family, the Company will grant, upon request a leave of absence for a reasonable time for the purpose of making funeral arrangements or attending the funeral and will pay for such lost time as follows:

       (a) Spouse, common-law spouse, child or step-child, up to a maximum of four (4) days. Father, mother, parent-in-law, brother, sister, grandchild or grandparent, up to a maximum of three (3) days. Should the death occur in a place so distant that the bereaved employee cannot make funeral arrangements or attend the funeral, the Company will grant one day with pay to mourn the death.

       (b) Brothers and sisters of the spouse or common-law spouse, the day of the funeral.

       (c) These allowances will only be granted where circumstances require the employee's absence from work.

9.13 An employee who is required to serve on a jury, or who is subpoenaed as a witness, shall be paid for difference between the amount paid for such service and his current hourly rate for the time lost from his regularly scheduled work shift by reason of such service subject to the following provisions:

       (a) Employees must notify their supervisor within twenty-four (24) hours after receipt of notice of selection for jury duty or when subpoenaed as a witness.

       (b) Any employee called for jury duty or, subpoenaed as a witness, and who is temporarily excused from attendance at court must report for work if four (4) hours or more of time remains to be worked in his shift.

       (c) Employees selected for jury duty who are on other than the day shift shall be assigned to the day shift for those days they are required to serve as jurors.

       (d) In order to be eligible for such payments, the employees must furnish a written statement from the appropriate public official showing the date and time serviced and the amount of pay received.

9.14 The Company agrees to give a meal allowance of $6.00 to employees who are required to work two hours past their normal quitting time, and to employees called in at least two hours prior to their normal starting time, unless they are given time off to go home for a meal, or were notified on the previous day that such overtime or call in was scheduled.

9.15 When a paid holiday recognized by this Agreement occurs in the work week it shall be considered as a normal work day for purposes of computing overtime on a weekly basis.

9.16 When an employee on a 7 day schedule is assigned at the Company's convenience onto a job in the 5 day operation paying overtime to 5 day employees performing the same job, he shall be paid the applicable overtime premium pertaining to the said 5 day schedule employees. His classified rate as shown in Appendix A will apply.

                                  ARTICLE 10
                                  ----------

                                   VACATIONS
                                   ---------

10.01  The vacation period is from January 1st through December 31st.

10.02 Employees are required to have vacation requests submitted by May 1st. Any unscheduled vacation requests submitted thereafter will be taken from the weeks available.

10.03 Vacation earned during the current vacation period must be taken during the vacation period immediately following that in which they are earned. Vacation periods cannot be accumulated.

10.04 After the posting of the vacation schedule no change will be considered unless the request by the employee is made twenty-one (21) days in advance of the proposed new dates and then only if arrangements can be made with the other employees.

10.05 Additional time off will be granted only if satisfactory arrangements can be made with his immediate foreman and if granted will be without pay. All such requests will be submitted and replied to on the form provided.

10.06 Employees with the most plant seniority in the department concerned will be given first consideration in the allotment of time for vacations. The Department Head will arrange the times of vacation as is most convenient for the employees and the Company; the Company will endeavor to grant as many employees as possible two weeks of their vacation during the months of July or August. Eligible employees who request more than two consecutive weeks vacation will be granted their requests provided the production will not be unduly affected.

10.07 When a paid recognized holiday falls within an employee's vacation it will be paid for in accordance with section 11.02, in addition to his vacation pay but extra time off will be allowed only if requested prior to employees proceeding on vacation and will be without pay. Permission will not be unreasonably withheld.

10.08 Employees will receive payment for all accrued vacation which shall be payable in the first payroll period after February 1. Payment of wages in lieu of vacation is not permitted, except that, if the vacation benefits for which an employee is eligible exceed 3 weeks, the employee, by mutual agreement with the Company, may work such time that exceeds 3 weeks in lieu of vacation time off.

10.09 Length of vacation is established by the plant seniority of the employee concerned as at his anniversary date of the current year and will be granted as follows:

     a)    Less than five                 Two weeks
           years plant seniority

     b)    Five years or more             Three weeks
           plant seniority

     c)    Ten years or more              Four weeks
           plant seniority

     d)    Twenty years or more           Five weeks*
           plant seniority

     *Employees who, as of the effective date of this Agreement, are receiving more than 5 weeks vacation benefit will be red circled, and will not receive a reduction in vacation benefits.

10.10 Vacation pay will be calculated as a percentage of the gross wages earned during the preceding calendar year as follows:

          Two weeks                       4%
          Three weeks                     6%
          Four weeks                      8%
          Five weeks                      10%*

     *Employees who, as of the effective date of this Agreement, are receiving vacation pay calculated on a percentage greater than 10% will be red circled, and will not receive a reduction in the percentage used to calculate vacation pay under this section.

10.11 Vacation pay for employees on separation from employment will be calculated on a percentage basis and will include pay for vacation not received and for vacation earned from January 1 of the current year to date of separation as follows:

            Less than five years plant     4%
            seniority

            *Five years or more plant      6%
            seniority

            Ten years or more plant        8%
            seniority

            Twenty years or more plant     10%**
            seniority


            *Provided reason for separation is a
            result of resignation, lay-off,
            retirement or death.

            **Employees who, as of the effective date of this Agreement would be eligible for vacation pay to be calculated at a higher percentage rate, will be red circled, and will not suffer a reduction in the percentage rate used to calculate vacation pay under this section.

10.12  (a)  In the event of a shutdown of the plant or a department for vacation purposes, all employees, unless otherwise notified, must take their vacations during this period. Notices of shutdown, which must be scheduled during the period June 15th to September 15th, will be given not later than May 1st of the vacation year.

       (b) The Company will post the employees vacation schedule not later then May 1st of the vacation year.

       (c) In the event of a planned shutdown of one (1) week or more occurring in mid-rotation, for rotating shifts on either a five (5) day or seven (7) day schedule, the rotation schedule will freeze in place at the beginning of such planned shutdown and continue in place upon start-up at the end of the shutdown, except that such schedule freeze during shutdowns shall not apply to changeovers between a five (5) day and a seven (7) day schedule.

                                  ARTICLE 11
                                  ----------

                              RECOGNIZED HOLIDAYS
                              -------------------

11.01 When a recognized holiday falls on a Saturday or Sunday, the day declared by the Provincial or Federal Authorities will be the legal holiday.

11.02 The Company recognizes the following Holidays as holidays with pay and each employee shall receive eight hours at his classified rate subject to the conditions outlined in Section 11.03:

            New Year's Day
            Good Friday
            Victoria Day
            Canada Day
            Civic Day
            Labour Day
            Thanksgiving Day
            December 24
            Christmas Day
            Boxing Day
            Heritage Lieu - Christmas Floater
            December 31

11.03 To be eligible for holiday pay as authorized in Section 11.02 above, the employee:

       (a) Must have completed his probationary period, provided no person will be deprived of more than one paid holiday during his probationary period.

       (b) Each employee will receive a regular day's pay provided he has worked on the last scheduled working day prior to the holiday and the first scheduled working day after the holiday. This requirement shall not operate to deprive the employee of payment for the holiday if he is absent because of illness, the illness being certified by a doctor.

11.04 Employees who have worked on a recognized holiday may request an alternate day off without pay. Employees shall be entitled to postpone the taking of this day off with other such days which the employee may then take off together without pay, at a time mutually convenient to the employee and the Company. Such requests will not unreasonably be denied. All accumulated days must be taken in the year of occurrence.

11.05 For rotating shift employees, recognized holidays with the exception of December 24th, Christmas Day, Boxing Day, Heritage Lieu, December 31st, and New Year's Day, may at the discretion of the Company, be observed on the nearest Monday to the legal holiday. The regular holiday will be worked at straight time and all persons required to work on the day observed will be paid in accordance with Section 9.04 of this Agreement. This will not prevent, however, the Company for requesting employees of the Maintenance and Distribution Departments to do work of an emergency nature on these recognized holidays.

11.06 Employees on leave of absence due to a certified illness will be paid in accordance with the Benefits provided by the Temporary Disability Plan.

                                  ARTICLE 12
                                  ----------

                           CLASSIFICATIONS AND RATES
                           -------------------------

12.01 A list of job classifications and rates is attached as Appendix "A" and forms part of this Agreement.

12.02 Probationary employees in classifications 11 and 12 with necessary qualifications will be paid up to $0.20 per hour less than the rates established by Appendix "A" for the jobs they are performing. All other probationary employees will be paid up to $0.55 per hour less than the rates established by Appendix "A" for the jobs they are performing.

12.03 If a job is substantially changed or a new job created the evaluation of such jobs will be made jointly by the Company and the Union within three months of the job being filled. The rate of pay negotiated shall be retroactive to the date of establishment of the changed or new job, will be incorporated in this Agreement, and will be binding upon both parties.

12.04  Learner - is any employee who is being trained for any position who has
       -------
       not had pertinent experience in the particular job involved. In such cases, for Classifications 1 to 4, he will be paid $0.15 per hour less for three (3) months and for classifications 5 and above he will be paid $0.15 per hour less for the first three (3) months and $0.10 per hour less for the second three (3) months, than the job rate for which he is being trained for.

                                  ARTICLE 13
                                  ----------

                                   SENIORITY
                                   ---------

13.01 A person will not acquire seniority until he has completed his probationary period.

13.02 Upon completion of the probationary period, a person's seniority shall be accumulated from his date of hiring.

13.03  Seniority shall be accumulated on a job, department and plant basis.

13.04  Seniority shall be lost for any one of the following reasons:

       a)   If an employee voluntarily quits or is discharged for just cause.

       b) If an employee fails to report to work following the termination of an authorized leave of absence, unless granted further leave of absence by the Company, or unless the employee can give a valid reason for not reporting for work on the specified day.

       c) If an employee on lay-off fails to report for recall within five days of being notified by courier or registered mail to report.

       d) If an employee with five or less years of service is laid off for twelve months or if an employee with more than five years of service is laid off for twenty-four months.

       e) When an employee attains sixty-five years of age or retirement date granted by the Company.

13.05 Any person whose seniority has been broken shall upon being rehired be considered a new employee.

13.06 For the purposes of this article and articles 14, 15, 16 and 17 the plant will be considered as having five departments:

            Compounding
            Maintenance
            Siding
            Distribution
            Services

                                  ARTICLE 14
                                  ----------

                                   TRANSFERS
                                   ---------

14.01 An employee may be transferred from one department to another for a period not exceeding three months without losing his seniority in his old department. If at any time before the expiration of the three month period such transfer may prove unsatisfactory to either the employee transferred or the Company he may return or be returned to his former job without loss of seniority provided the return to his original department is made within the three month period.

14.02 When an employee's transfer becomes permanent, (after three months) his previous plant seniority will be transferred to the new department for lay off purposes.

14.03 An employee who transfers from one department to another as a result of a promotion may return or be returned to his originating department and job in accordance with 19.06 (a).

14.04  Transfers may or may not involve a change from one department to another.


                                  ARTICLE 15
                                  ----------

                                  PROMOTIONS
                                  ----------

15.01  a)   Appointments to staff positions are not subject to this Agreement and an employee so appointed shall be excluded from the coverage of this Agreement but will retain his seniority for nine (9) months after such appointment.

       b) A person returned by management to the bargaining unit within this nine (9) month period will be returned to his former job without loss of seniority.

       c) With respect to temporary assignments to staff positions outside the bargaining unit, made at the discretion of the Company, the employee shall continue to accumulate seniority. An employee so assigned will be paid $1.00 per hour minimum above his classified rate. The Company will inform the Union of the rate of pay. Upon termination of the temporary assignment the employee shall be returned to his former position.

15.02 Promotion means a transfer to a job classification which carries a higher rate of pay.

15.03 Ability and seniority shall be the factors considered in determining all cases of promotions. Seniority shall be the determining factor in promotions if the ability of two or more employees is reasonably equal. Seniority to be considered in determining promotions shall be:

       a)   Job seniority in the job to be filled.

       b)   Job seniority in the next lower job classification.

       If the job seniority of two or more employees is equal, department seniority shall determine the selection. If department seniority of two or more employees is equal, plant seniority shall determine the selection.

15.04  An employee may return or be returned to his former job according to
       Section 19.06 (a).


                                  ARTICLE 16
                                  ----------

                                   DEMOTIONS
                                   ---------

16.01 Demotions means a transfer to a job classification which carries a lower rate of pay.

16.02 Ability and seniority shall be the factors considered in determining all cases of demotions. If the ability of two or more employees is reasonably equal, demotions will occur as follows:

       a) Employees shall be demoted to a lower job classification in their department in the reverse order to their job seniority plus any job seniority in higher classifications in that department.

       b) The displaced employee with the least department seniority in the lowest job classification may displace any probationary employee in the plant except probationary employees in the maintenance department.

       c) Should an employee who has completed his probationary period be demoted but does not have the ability to fill the next lower classification in this department or any position in the lowest applicable job classification in any department the Company will endeavor to train him for a period not exceeding the probationary period specified in Section 5.01. If after the period of training he still has not the required ability he will remain in whatever position he has the ability to fill or be laid off.

       d) Plant seniority will be used in effecting demotions only in cases where other seniority is equal.

16.03 In the event that demotions result through the permanent closure of any section of the plant, the employees affected may elect to displace any employee in the two lowest paid classifications in the plant, who has less plant seniority.

16.04 Employees demoted for less than five months, due to reduction in the work force will revert to their former positions if conditions so demand.

                                  ARTICLE 17
                                  ----------

                                 LATERAL MOVES
                                 -------------

17.01 A lateral move means a transfer to a job classification which carries the same rate of pay.

17.02 Ability and seniority shall be the factors considered in determining all cases of lateral transfers exception being considered when medical or compassionate reasons exist.

                                  ARTICLE 18
                                  ----------

                                   LAY-OFFS
                                   --------

18.01  Lay-off means separation due to lack of work.

18.02 When it becomes necessary to reduce the number of employees, probationary employee will be laid off and then after considering ability and applicable seniority the following procedure shall be followed:

       a)   Employees will be demoted in accordance with Section 16.02 (a).

       b) The employee with the least department seniority in the lowest job classification in the department affected will be laid off, however the employee may exercise his plant seniority and displace the lowest grade of operator in Appendix "A" or the employee who has the least plant seniority in classification 2 or 1 in the plant, or the employee who has the least plant seniority in classification "A", General Labourer, in the plant.

18.03 In the case of individual lay-offs the company will give a minimum of five working days' notice which includes the day of notification, in advance of the effective date, except when the lay-off is due to fire, storm, floods, power or major mechanical failures.

18.04 In the event that a lay-off affects employees in receipt of Worker's Compensation or on leave of absence, such employees will be notified by courier or registered mail that they have been laid off.

18.05 Following a lay-off, the hiring of former employees who still retain their seniority will be in the reverse order of their having been laid off, subject to their ability to do the work required.


18.06 Any Bargaining Committee member is not to be excluded from performing his or her duties pertaining to the Union by reason of lay-off, if the lay-off is less than ninety (90) consecutive working days and provided the person is not working elsewhere. The President of the Local Union shall have one (1) day more seniority than the most junior employee to be laid-off.

                                  ARTICLE 19
                                  ----------

                                  JOB POSTING
                                  -----------

19.01  a)   Job vacancies or newly created jobs that are within the bargaining unit and that will be of more than three month's duration, will be posted immediately for seven (7) calendar days on the notice board.
            Employees on vacation or on sick leave will be notified for any job posting immediately after the posting appears on the board by registered mail.

       b) This section shall not be applied for more than three subsequent moves required as a result of the selection of an applicant.

       c) Temporary vacancies occurring due to customer demand and/or vacation replacement of absent employees will not be posted during the period of April 1st to September 10th of each year. During this period of time, the Company may hire relief employees, who shall not acquire seniority under this contract. No relief employee will remain as a relief employee after September 10th.

            Should any of the relief employees be hired as a regular employee on a full time basis, the actual time worked as a relief employee shall be credited, if necessary, towards the completion of their probationary period. Relief employees will be laid off prior to probationary employees.

19.02 All applicants for the posted jobs, provided their applications are received by the Company within the stipulated seven (7) calendar days, will be interviewed by the Plant Manager or his designated representative, at which time the successful applicant, if any, will be advised and the unsuccessful applicants informed why their applications were not accepted.

19.03 The Company has the right to fill any such vacancy temporarily for 21 calendar days, and permanently thereafter if no applications are received from qualified employees.

19.04 All jobs posted will state the job to be filled, a brief description of the job, the qualifications required and the rate of pay.

19.05 Seniority shall be the determining factor in selecting the most suitable applicant, if the ability of the respective applicants is relatively equal.

19.06  a)   If the job proves unsatisfactory to the selected applicant within one month, or if the applicant proves unsatisfactory to the Company within three (3) months, he may return or be returned to his original job without loss of any seniority. The employee may not apply to the same position during the next 18 months.

       b)   Anyone else affected by (a) will be returned to his original job.

       c) Should applicant return to his previous job, within thirty (30) days of posting, other applicants from the same posting may be considered and appointed.

                                  ARTICLE 20
                                  ----------

                              GRIEVANCE PROCEDURE
                              -------------------

20.01 Nothing in this Agreement shall be deemed to take away the right of any employee to discuss any of his personal grievances with a representative of the Company.

20.02 If any differences concerning the interpretation, application, operation or any alleged violation of this Agreement arises or any questions as to whether any difference is arbitrable arises between the parties or persons bound by this Agreement or on whose behalf it was entered into, the representatives of the Company and of the Union shall meet and endeavour to resolve the difference in the following manner and sequence. Union grievance committee members will be paid straight time wages while in attendance at scheduled grievance meetings.

Step 1    Discussion shall take place between the grievor, who shall be
------
          accompanied by his steward and his immediate supervisor, within seven
          (7) calendar days of the date of the occurrence which gave rise to the grievance, exclusive of plant shutdown periods.

Step 2    Discussions between the grievor, his Union Steward, Chief Steward, his
------
          immediate supervisor, Department Supervisor, or equivalent, within four (4) calendar days, excluding statutory holidays and the weekend days of Saturday and Sunday, of Step 1. The grievance at this stage shall be submitted in writing, signed by the grievor, and an executive of the Union and must state the matter at issue and precisely in what respect the Agreement has allegedly been violated or misinterpreted by reference to the specific clause or clauses relied upon. The notice shall also state the nature of relief or remedy sought. The Company shall issue a written reply at this step.

Step 3    Discussion between the Union Grievance Committee, the Department
------
          Supervisor, or equivalent, and the Plant Manager shall be held within four (4) calendar days, excluding statutory holidays and the weekend days of Saturday and Sunday, of the step 2 written reply.

          The grievor may attend on the invitation of either party.

          Should a grievance be initiated by either the Company or the Union with respect to the application or interpretation of this Agreement, the procedure will start at this step.

          The Plant Manager shall issue to the President of the Union a written reply to the formal written grievance within forty-eight (48) hours of the discussion held in Step 3.

          For any of the above Steps, after the grievance has been initiated, the time element may be waived by mutual agreement of both parties. Agreement to waive must be in writing and signed by both parties.

Step 4    If the grievance is not settled at a meeting held in accordance with
------
          Step 3, a further meeting with the same people in attendance will be held within four (4) calendar days, excluding statutory holidays and the weekend days of Saturday and Sunday, of receipt of the Company's Step 3 reply. A representative of the United Steelworkers of America, and the Manager, Human Resources, or his representative, may attend.

20.03 a) The authority of a Board of Arbitration is limited to the interpretation of this Agreement and they cannot amend, delete, or add any clause to the Agreement as signed.

       b) Where a difference arises between the parties relating to the interpretation, application or administration of this Agreement including any question as to whether a matter is arbitrable, or where an allegation is made that this Agreement has been violated, either of the parties may, within 45 days from the date of the Step 4 written reply, notify the other party in writing of its desire to submit the difference or allegation to arbitration and the notice shall contain the name of the first party's, appointee to an Arbitration Board. The recipient of the notice shall within five days inform the other party of the name of its appointee to the Arbitration Board. The two appointees so selected shall within five days of the appointment of the second of them appoint a third person who shall be the chairman. If the recipient of the notice fails to appoint an arbitrator or if the two appointees fail to agree upon a chairman within the time limit, the appointment shall be made by the Minister of Labour for Ontario upon the request of either party.

          The Arbitration Board shall hear and determine the difference or allegation and shall issue a decision and the decision shall be final and binding upon the parties and upon all employees affected by it. The decision of the majority shall be the decision of the Arbitration Board, but if there is no majority the decision of the chairman shall govern.

       c) No person shall be selected as an arbitrator who has been directly involved in attempts to negotiate or settle the grievance.

       d) In determining any grievance arising out of a claim of discharge or suspension, the Board of Arbitration may, notwithstanding anything to the contrary herein contained, dispose of the grievance by affirming the Company's actions and dismissing the grievance, by setting aside the disciplinary action imposed and restoring the grievor to his former position with or without compensation, by substituting a lesser penalty for the discharge or suspension, or by any other arrangement deemed equitable under the circumstances by the Board of Arbitration.

       e) Either party may employ the option to Arbitrate as per Section 49, by giving notice in writing to the other party at any stage of the arbitration procedure. If notice is given, then the option to arbitrate as per Section 49, of the Labour Relations Act, comes into force notwithstanding that the other party may have commenced the procedure as set out in 20.03 (b).

20.04 The Union and the Company shall, when a Board of Arbitration is formed, each pay one half of the remuneration and expenses of the Chairman of the Board, and any other expenses that have been mutually agreed may be incurred by the Board to assist in arriving at a decision. Each party shall pay the remuneration and expenses of its own nominee. Any other expenses shall be borne by the Party which incurs them.

20.05 The Grievance procedure may be invoked if a person believes he has been unjustly disciplined, discharged, or suspended. Should settlement of such grievance be arrived at by mutual agreement or arbitration on the basis of reinstating the individual concerned, he will be paid for time lost, if any, less any money earned from other employment or by any other arrangement that may be deemed equitable.

20.06 The manner in which any grievance is settled will never be construed as establishing a policy for either the Company or the Union.

20.07 It is understood that the Company's representatives may call a special meeting of the Union Grievance Committee to present any complaint or grievance with respect to the conduct of the Union, its officers, committee-men, or with respect to the conduct of the employees generally or individually and that if such complaint or grievance is not settled to the mutual satisfaction of the conferring parties, it may be referred to arbitration in the same way as a grievance by any employee. It is understood that the Company will give the Union three working days notice of such a meeting.

20.08 Any grievance not processed in conformity with this Article 20 shall be deemed to be abandoned and all rights of recourse shall be at an end. However, changes may be made in Section 20.02 by mutual agreement between the parties.

                                  ARTICLE 21
                                  ----------

                                UNION COMMITTEE
                                ---------------

21.01  a)   The company will recognize a Union Grievance Committee of not more than three (3) employees who will be known as Union Officers or Stewards elected or appointed by the Union. It is understood that all employees serving on this Committee will, as far as is practical, have one or more years plant seniority.

       b) It is understood the Union Stewards and other Union Officers will not absent themselves from their regular duties unreasonably in order to deal with the grievances of employees or with other Union business, and will at all times obtain permission from their immediate supervisors before leaving their place of work.

            Permission will not be unreasonably withheld.

21.02 The Company will recognize a Union Negotiating Committee composed of not more than five employees. The Committee will meet with representatives of the Company during the third week of each month.

21.03 The Union will advise the Company in writing of the names of all Union Officers and Stewards.

21.04 Employees elected or appointed by the Union to serve on those Committees with the exception of the Union President, shall where possible work in a different section or shift of the plant.

       In the event two or more employees are elected while on the same shift in the same section then such employees will be assigned to different shifts, wherever practical.

       For purpose of this Article, Sections of the Plant are as follows:
          Compounding         Distribution
          Maintenance         Services
          Siding

                                  ARTICLE 22
                                  ----------

                               HEALTH AND SAFETY
                               -----------------

22.01 The Company and the Union agree to set up a Health and Safety Committee of not less than 6 and not more than 10 members including the Plant Manager and a member of the Union Executive. Each party will select a minimum of 3 members whose term of office will expire every 6 months on rotational basis, if possible. The meetings shall be held at a time most convenient for the Plant Manager to attend but, in any case, not later than the third week of each month. An inspection of the plant will be made prior to each meeting by members of the Health and Safety Committee, selected at the previous month's Safety Meeting.

       It is agreed that a Health and Safety Committee member from both Management and the Union will be included in the investigating team for all incidents or accidents requiring a report to the Workers' Compensation Board.

22.02 Employees will immediately report any unsafe conditions to their foreman in the presence of a witness. If a safety hazard cannot be immediately corrected, the foreman will submit the necessary work order. The Plant Safety Committee will review any outstanding work orders at its next monthly meeting and recommend their disposition to management.

22.03 Any situation or conditions reported to be unsafe shall be dealt with by the Safety Committee at the Safety Committee meetings if not rectified before that date.

22.04 It is agreed that the Union may make recommendations through their representatives on the Safety Committee regarding the health and safety of the employees.

22.05 In accordance with prevailing plant policy and at no cost to the employee, the Company shall provide safety devices and other equipment necessary to protect the employees' health and safety while at work.

22.06 A representative of the Union of the Safety Committee shall be permitted to accompany the government factory inspector on all his tours of the Plant.

                                  ARTICLE 23
                                  ----------

                                 NOTICE BOARDS
                                 -------------

23.01 The Company will provide for a bulletin board in the maintenance department, siding department and the employee entrance.

       The Union will not post any notice or circular on these boards until it has been approved by the Plant Manager or his authorized representative.

                                  ARTICLE 24
                                  ----------

                                LEAVE OF ABSENCE
                                ----------------

24.01 Seniority shall accumulate when an employee is absent by reason of illness, occupational or non-occupational accident for 12 months if he has less than 3 years of plant seniority, for 18 months if he has 3 but less than 8 years plant seniority and for 24 months if he has 8 or more years of plant seniority.

24.02  a)   An employee with less than one year plant seniority may request a leave of absence without pay, for personal reasons acceptable to the Company for a maximum period of six months, and an employee with one or more years of plant seniority for a maximum period of 12 months.
            Seniority will be preserved during such absence.

       b) If an employee requests and is granted a leave of absence for up to three (3) months, on his return he will be reinstated in his former position.

       c) If an employee requests and is granted a leave of absence of three months or more, on his return he will displace the person with the least plant seniority in the lowest classification in the plant, provided he has more plant seniority.

24.03 Employees will have the right to request leave of absence without pay to attend to Union business. Up to five employees, but not more than one from a department, and no more than one per shift and one per classification in the Siding department with the exception of the Union President, may make such request for each function and such absence will not exceed two weeks duration. Not more than three of such requests need be granted during an agreement year. Seniority shall accumulate during such absence.

24.04  Approval of applications received in accordance with Section 24.02 and
       24.03 above will not be unreasonably withheld.

                                  ARTICLE 25
                                  ----------

                             DURATION OF AGREEMENT
                             ---------------------

25.01  a)   This agreement is effective from date of signing until the 31st
            October, 2001, and thereafter from year to year unless written notice is given by either party not more than 90 days prior to the 31st October, 2001, if they desire to negotiate a new agreement.

       b) In the event that no agreement is reached by the expiry date of this Agreement it shall remain in effect until a new agreement is reached or until the procedures specified in the Labour Relations Act have been completed.

       c) Rates and wages, as shown in Appendix "A" attached hereto, become effective on the dates indicated.

       d) Appendix "B" Twelve (12) Hour Shift Schedule, attached hereto, forms part of this agreement.

Signed this ____________ day of _______________________, 1997.


ON BEHALF OF:

ABTCO CANADA, LIMITED                 UNITED STEELWORKERS
                                      OF AMERICA Local 603


_________________________             _________________________
Steve Fishman                         Jim Harvey
Chief Negotiator                      U.S.W.A. Staff
Representative


_________________________             _________________________
Gary Ball                             S. Barens
Vice President Operations             President


_________________________             _________________________
Terry Campbell                        S. Hoffman
Human Resource Manager                Vice President



                                      _________________________
                                      G. Maltby
                                      Treasurer


                                      _________________________
                                      J. Roach
                                      Secretary


                                      M. Phelan
                                      Member, Negotiating Committee

                                  "APPENDIX A"
                          STANDARD HOURLY WAGE RATES
                           ---------------------------


A.

                                                RATE IN EFFECT AT AND
                                                ---------------------
CLASSIFICATION         JOB TITLE                END OF PRIOR CONTRACT
--------------         ---------                ---------------------
                                                NOV., 1 95
                                                ----------

Maintenance
-----------
12                    Machinist 6 Die
                      Maker IV,
                      Electrician                      20.07
11                    Tradesman III                    18.98
9                     Tradesman II                     15.16
7                     Tradesman I                      14.58

Distribution
------------

4                     Chief
                      Warehouseman                     14.01
2                     Yard
                      Warehouseman                     13.51

Services
--------

10                    Chemical Laboratory
                      Technician                       15.67
8                     Laboratory
                      Technician                       14.69
8                     Inspector                        14.69
6                     On-Line Inspector                14.24
3                     Material
                      Handler                          13.84

Compounding
-----------

8                     Compounder                       14.69
1                     Helper                           13.44

B.

     1. Upon the signing of this Agreement, all seniority employees actively employed by the Company as of the date of signing shall receive a Signing Bonus in the gross amount of $200.00.

     2. Upon the signing of this Agreement, the Company will provide wage increases, effective with the first payroll period after each of the following dates, as provided below:

          November 1, 1996                         2.00%
          November 1, 1997                         2.00%
          November 1, 1998                         2.25%
          November 1, 1999                         2.50%
          November 1, 2000                         2.75%

C.

     1. Employees working on the seven day schedule will be paid the following premium for all hours worked:

          $0.88 per hour for the term of the agreement

     2. Employees appointed by the Company to the position of Lead Hand shall be paid a minimum premium, based on the following schedule, effective with the first payroll period on or after:

               Signing New Contract           $0.80/hour
               November 1, 1997               $0.85/hour
               November 1, 1998               $0.90/hour
               November 1, 1999               $0.95/hour
               November 1, 2000               $1.00/hour

     3.   Multi-Skill Maintenance Personnel:

          The Company will pay an additional $1.00 per hour for the second Provincial Approved License beyond the primary certification required for the department. The Company will pay an additional $0.50 per hour for the third certification license. The three identified certified trades are Millwright, Electrician, and Machinist & Die Maker IV.

     4. Employees hired as "Relief Employees" may be hired at a rate which is not less than 75% of the applicable job rate and the relief employees shall be advanced to a rate which is not less than 85% of the applicable job rate in the second year of their return employment, and to the applicable job rate not later than the third year of their return employment , and to provide further that relief employees shall not be entitled to receive any of the fringe benefits available to employees under the terms of this Agreement.

                                  APPENDIX "B"
                             12 HOUR SHIFT SCHEDULE
                             ----------------------

The following provisions shall apply to employees on the twelve (12) hour shift in place of the relevant provisions in the main body of the Collective Agreement.

5.01 All persons will be on probation for the first four hundred and eighty
     (480) normal working hours of their employment accumulated during a nine
     (9) month period. The exception to the above being maintenance department personnel who will be on probation for the first seven hundred and twenty
     (720) normal working hours of their employment accumulated during a nine
     (9) month period.

8.01 (b) Regular hours worked during a regularly scheduled week will be paid at the classified rate.

          All hours in excess of forty-four (44) hours will be paid at one and one-half times the classified rate.

8.03 Standard starting and quitting time for 12 hour shift employees will be:

          8:00 a.m. - 8:00 p.m.
          8:00 p.m. - 8:00 a.m.

8.05 All 12 hour shift employees will be allowed 2 meal periods not in excess of 20 minutes each.

9.02 (a) Overtime in excess of 12 consecutive hours will be paid on the basis of one and one-half time classified rate of pay.

     (b) Employees will be paid overtime compensation for all work performed on their first and second scheduled days of rest on the basis of one and one-half (1-1/2) times their classified rate of pay. Work performed on the third day of rest will be paid at double time.

9.04 Recognized Holidays: 24 hours are from 8:00 a.m. of day set to 8:00 a.m. of the following day.

9.07 Employees working on the 8:00 p.m. to 8:00 a.m. shift will be paid the following shift premium:

          Effective November 1, 1996 - $0.57 per hour
                    November 1, 1997 - $0.58 per hour
                    November 1, 1998 - $0.59 per hour
                    November 1, 1999 - $0.60 per hour
                    November 1, 2000 - $0.61 per hour

9.12 Where it reads maximum 4 days, change to maximum 3 days with 36 hours pay. Where it reads maximum 3 days, change to maximum 3 days with 36 hours pay. Where it reads maximum 1 day, change to maximum 1 day with 12 hours pay.

9.13 (b)  Where it reads four (4), change to six (6).

Recognized Holidays
-------------------

Overtime compensation for working a holiday will be paid between the hours of 8:00 a.m. of the holiday and 8:00 a.m. of the following day.

     (a) Employees working on a recognized holiday will receive 12 hours at double time plus 8 hours holiday pay at their classified rate.

     (b) Employees not scheduled to work on the holiday will receive 8 hours holiday pay.

     (c) If the plant shuts down for a recognized holiday employees normally scheduled to work (2 shifts) shall be paid 12 hours at their classified rate. Those employees not scheduled to work (2 shifts) shall receive 8 hours at their classified rate.

     (d) 12 hour schedule would stop at start of a shutdown period (e.g. Christmas) and start up after completion of period.

          Recognized holidays occurring in shutdown period would be paid at 8 hours classified rate.

Vacation
--------

One week = 40 hours of vacation entitlement, to start following days of rest.

                                  APPENDIX "C"
                                  ------------
                              SUMMARY OF BENEFITS*
                              --------------------

=======================================================================================================
                                                                      ANNUAL              ANNUAL
PROGRAM                               BENEFIT                      COST SHARING        COST SHARING
                                                                     COMPANY             EMPLOYEE
--------------------------------------------------------------------------------------------------------
Basic Life        $15,000      Less than 1 year                       100%             None
Insurance         $20,000      1 to 2 years
                  $25,000      2 to 3 years
                  $30,000      3 to 4 years
                  $35,000      over 4 years
--------------------------------------------------------------------------------------------------------
"Optional"        Units of $10,000                                    None             Employee Paid
  Life            Smoker Rates per thousand
Insurance         Non-Smoker Rates per thousand
                  Including Retail Tax
--------------------------------------------------------------------------------------------------------
AD&D              EMPLOYEE:  units of $10,000 to a maximum of 25      None             Employee Paid
                  units;
                  SPOUSE:  50% of Employee's coverage [60% if no
                  children]
                  CHILDREN:  10% of Employee's coverage [15% if
                  no spouse]
--------------------------------------------------------------------------------------------------------
 Weekly           70% of regular straight time earnings              100%              None
Indemnity         Waiting period:
--------------------------------------------------------------------------------------------------------
                  0 working days for accident, hospitalization
                  or out patient surgery
                  3 (8 hour) working days or 2 (12 hour) working
                  days for sickness and other conditions
                  Benefit duration 52 weeks
                  See Note**
--------------------------------------------------------------------------------------------------------
LTD               60% of the first $1,000 of basic monthly         None                Employee Paid
                  earnings, and 40% of remaining basic monthly
                  earnings with earnings maximum, for benefit
                  purposes, of $5,000 per month.
--------------------------------------------------------------------------------------------------------
Health Care       As reflected in the Summary Plan Document        80% Company         20% Employee
 Insurance
--------------------------------------------------------------------------------------------------------
Dental Care       100% Preventive Services; 50% Major Services     80% Company         20% Employee
 Insurance        to $1,500/person/year; 50%
========================================================================================================

--------------------------------------------------------------------------------------------------------
                  orthodontics services age 6-18 $1,500
                  lifetime; benefits are provided in
                  compliance with the ODA schedule as
                  updated annually.
========================================================================================================


* Appendix "C" is a summary of benefits available under the various benefit documents. Such documents shall control the provision of benefits. The Company retains the right to select the carrier that will provide the benefits.

** Note:  The minimum benefit shall be the Employment
 Insurance Sickness minimum. Any resulting E.I. premium reduction shall be utilized towards the cost of the Company's share of Health and Dental Insurance.

+ Rates subject to annual change by the carrier.

At the recent set of negotiations, both parties are in agreement that the Quality Assurance Department may start at 7:00 a.m. and 7:00 p.m.



___________________________         ___________________________
Gary Ball                           Sid Barens
V.P. of Operations                  Union President